SECURITIES PLEDGE AGREEMENT


     SECURITIES PLEDGE AGREEMENT (the "Agreement"), dated as of July 9, 1999, made by and among MIDDLE AMERICAN TISSUE INC., a Delaware corporation having an office at 135 Engineers Road, Hauppauge, New York 11788, as pledgor, assignor and debtor (together with its successors, "Pledgor"), THE CHASE MANHATTAN BANK, having an office at 450 West 33rd Street, New York, New York 10001, in its capacity as collateral agent, pledgee, assignee and secured party (in such capacity and, together with its successors in such capacity, the "Collateral Agent"), the WARRANT HOLDERS listed on the signature pages hereto (together with their successors and assigns, the "Warrant Holders") and THE CHASE MANHATTAN BANK, having an office at 450 West 33rd Street, New York, New York 10001, as trustee (in such capacity and, together with its successors in such capacity, the "Trustee") with respect to the Notes (as hereinafter defined) issued pursuant to the Indenture (as hereinafter defined).

                                   RECITALS:

     A. In connection with the execution and delivery of this Agreement, the Trustee and Pledgor have entered into that certain indenture, dated as of July 9, 1999 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which Pledgor has issued its 15% senior secured discount notes due July 9, 2007 (the "Series A Notes").

     B. It is contemplated that Pledgor may, after the date hereof, issue exchange notes pursuant to the Indenture ("Series B Notes"; together with the Series A Notes, the "Notes").

     C. Pursuant to a certain Warrant Agreement, dated as of July 9, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Warrant Agreement"), Pledgor has, inter alia, issued its warrants (the "Warrants") to the Warrant Holders in order that the Warrant Holders may purchase 12% of the capital stock of Pledgor.

     D. Pursuant to a certain Stockholders Agreement, dated as of July 9, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Stockholders Agreement"), Pledgor has, inter alia, agreed to repurchase the Warrants and redeem the Notes, under certain circumstances.

     E. Pledgor is or will be the legal and beneficial owner of the Securities Collateral (as hereinafter defined) to be pledged by it hereunder.


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     F. Pledgor has requested that the Collateral Agent act, and the Collateral
Agent has agreed to act, as the agent of (i) the Trustee, for the benefit of itself (in its capacity as Trustee) and the holders of the Notes (the "Note Holders") and (ii) the Warrant Holders.

     G. This Agreement is given by Pledgor in favor of the Collateral Agent, for its benefit, and for the benefit of the Trustee (for its benefit and the benefit of the Note Holders) and the Warrant Holders (collectively, the "Secured Parties") to secure the payment and performance of all of the Secured Obligations (as hereinafter defined).

     Capitalized terms used herein and not defined shall have the meanings assigned to them in the Indenture or the Stockholders Agreement.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     Section 1. Appointment of Collateral Agent. The Warrant Holders and the Trustee, on its behalf and on behalf of the Note Holders, hereby designate and appoint the Collateral Agent, and the Collateral Agent hereby accepts such designation and appointment to serve as Collateral Agent for the Trustee and the Warrant Holders in the manner and upon the terms and conditions set forth herein. The Warrant Holders and the Trustee, on its behalf and on behalf of the Note Holders, hereby irrevocably authorize the Collateral Agent to take such action on their behalf as shall be permitted to be taken under the provisions hereof to enforce their rights in respect of the Securities Collateral and to initiate, prosecute and defend any and all legal proceedings against the Pledgor relating to the Securities Collateral.

     Section 2. Pledge. As collateral security for the payment and performance when due of all the Secured Obligations, Pledgor hereby pledges, assigns, transfers and grants to the Collateral Agent for its benefit and the benefit of the other Secured Parties, a continuing first priority security interest in and to all of the right, title and interest of Pledgor in, to and under the following property, wherever located, whether now existing or hereafter arising or acquired from time to time (collectively, the "Securities Collateral"):

          (a) the issued and outstanding shares of capital stock of American Tissue Inc. (the "Company") owned by the Pledgor described in Schedule I hereto, all additional shares of capital stock of whatever class of the Company from time to time acquired by Pledgor in any manner (the "Pledged Shares") (which are and shall remain at all times until this Agreement terminates, certificated shares);


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          (b) all options, warrants, rights, agreements, or other interests relating to the Company, including, without limitation, any right relating to the equity in the Company (collectively, the "Additional Interests") from time to time acquired by Pledgor in any manner and the certificates, instruments and agreements, if any, representing the Additional Interests;

          (c) without affecting the obligations of Pledgor under any provision prohibiting such action hereunder or under the Indenture or the Stockholders Agreement, in the event of any consolidation or merger in which the Company is not the surviving entity, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company or partnership owned by Pledgor (unless such successor is Pledgor itself) formed by or resulting from such consolidation or merger (collectively, the "Successor Interests"; together with the Pledged Shares and the Additional Interests, the "Pledged Securities");

          (d) subject to the provisions of Section 7(b)(i)(B), all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities (collectively, "Distributions"); and

          (e) all "proceeds", as such term is defined in the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction (the "UCC") or under other relevant law, and in any event shall include, without limitation, any and all (i) proceeds of any insurance (except payments made to a Person which is not a party to this Agreement), indemnity, warranty, guaranty or claim payable to the Collateral Agent or to Pledgor from time to time with respect to any of the Securities Collateral, (ii) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Securities Collateral by any Governmental Authority (or any Person acting on behalf of a Governmental Authority), (iii) instruments representing obligations to pay amounts in respect of the Securities Collateral, (iv) products of the Securities Collateral and (v) other amounts from time to time paid or payable under or in connection with any of the Securities Collateral.

     Section 3. Secured Obligations. This Agreement secures, and the Securities Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition


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in bankruptcy or the operation of the automatic stay under Section 362(a) of the
Bankruptcy Code, 11 U.S.C. ss. 362(a)), of (i) all obligations of Pledgor now existing or hereafter arising under or in respect of the Indenture and the Notes (including, without limitation, the obligations of the Pledgor to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the Indenture and the Notes), (ii) all obligations of Pledgor now existing or hereafter arising under or in respect of Section 4.3(a) of the Stockholders Agreement, and (iii) without duplication of the amounts described in clauses (i) and (ii) all obligations of Pledgor now existing or hereafter arising under or in respect of this Agreement or any other Collateral Document including, without limitation, all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement or in any other Collateral Document, in each case whether in the regular course of business or otherwise (the obligations described in clauses (i), (ii) and (iii) of this Section, collectively, the "Secured Obligations").

     Section 4. No Release. Except to the extent set forth herein, in the Indenture or the Stockholders Agreement, nothing set forth in this Agreement shall relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor's part to be performed or observed under or in respect of any of the Securities Collateral or from any liability to any Person under or in respect of any of the Securities Collateral or shall impose any obligation on the Collateral Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on Pledgor's part to be so performed or observed or shall impose any liability on the Collateral Agent or any Secured Party for any act or omission on the part of Pledgor relating thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Agreement, the Indenture or the Stockholders Agreement or under or in respect of the Securities Collateral or made in connection herewith or therewith. The provisions of this Section 4 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement, the Indenture or the Stockholders Agreement.

     Section 5. Perfection; Supplements; Further Assurances; Use of Securities Collateral.

     (a) Delivery of Certificated Securities Collateral. All certificates, agreements or instruments representing or evidencing the Securities Collateral, to the extent not previously delivered to the Collateral Agent, shall, following the receipt thereof by Pledgor, be delivered in accordance with Section 7(a) to and held by or on behalf of the Collateral Agent pursuant hereto. All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The Collateral Agent shall have the right (but shall have no obligation), at any time upon the


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                                      -5-


occurrence and during the continuance of any event of default under the Indenture or a breach of Section 4.3(a) of the Stockholders Agreement (an "Event of Default") and without notice to Pledgor, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral, without any indication that such Securities Collateral is subject to the security interest hereunder. In addition, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Pledged Securities for certificates of smaller or larger denominations.

     (b) Perfection of Uncertificated Securities Collateral. If any of the Pledged Securities are at any time not evidenced by certificates of ownership, then Pledgor shall, to the extent permitted by applicable law, cause such pledge to be recorded on the equityholder register or securities transfer books of the issuer, cause the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto, execute any customary pledge forms or other documents necessary or reasonably appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof and provide to the Collateral Agent an opinion of counsel (which may be counsel to the Pledgor), in form and substance reasonably satisfactory to the Collateral Agent, confirming such pledge.

     (c) Financing Statements and Other Filings. The only filings, registrations and recordings necessary to perfect the security interest granted by Pledgor to the Collateral Agent pursuant to this Agreement in respect of the Securities Collateral are listed in Annex A annexed hereto to the extent that a security interest in the Securities Collateral under Article 9 of the Uniform Commercial Code of the State of New York (as in effect on the date hereof) can be perfected by such filing, registration or recording. All such filings, registrations and recordings will be filed, registered and recorded contemporaneously with or as soon as possible following the execution of the Indenture and the Stockholders Agreement. Pledgor agrees that at any time and from time to time, it will execute and, at the sole cost and expense of Pledgor, file and refile, or permit the Collateral Agent to file and refile, such financing statements, continuation statements and other documents (including, without limitation, this Agreement), in form acceptable to the Collateral Agent, in such offices as the Collateral Agent may deem necessary or reasonably appropriate, wherever required or permitted by law in order to perfect and continue a valid, enforceable, first priority security interest in the Securities Collateral as provided herein and, as against third parties, with respect to any Securities Collateral. Without limiting Pledgor's obligation to make such filings, following the occurrence and during the continuance of an Event of Default, Pledgor authorizes the Collateral Agent to file, upon notice to Pledgor, at the sole cost and expense of Pledgor, any such financing or continuation statement or other document without the signature of Pledgor to the fullest extent permitted by law.


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     (d) Supplements; Further Assurances. Pledgor agrees to do such further acts and things, and to execute and deliver to the Collateral Agent such additional assignments, agreements, supplements, powers and instruments, as shall be required or permitted by law and as shall from time to time be reasonably requested by Collateral Agent in writing, in order to perfect, preserve and protect the security interest in the Securities Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes of this Agreement or better to assure and confirm unto the Collateral Agent or permit the Collateral Agent to exercise and enforce its respective rights, powers and remedies hereunder with respect to any Securities Collateral.

     Section 6. Representations, Warranties and Covenants. Pledgor represents, warrants and covenants as follows:

          (a) Perfection Actions Upon the completion of the deliveries, filings and other actions contemplated in Sections 5(a) through 5(c) hereof, the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and to the Securities Collateral will constitute a perfected security interest therein, superior and prior to the rights of all other Persons therein.

          (b) No Liens. Pledgor is as of the date hereof, and, as to Securities Collateral acquired by it from time to time after the date hereof, Pledgor will be, the sole direct beneficial owner of all Securities Collateral pledged by it hereunder free from any Lien or other right, title or interest of any Person, other than the Lien and security interest created by this Agreement and Pledgor shall defend the Securities Collateral pledged by it hereunder against all claims and demands of all Persons at any time claiming any interest therein adverse to the Collateral Agent or any Secured Party. Other than this Agreement, the Stockholders Agreement and the shareholders agreement, as amended as of July 9, 1999, among Super American Tissue Inc., and its shareholders named therein, there is no agreement, and Pledgor shall not enter into any agreement or take any other action, that would result in the imposition of any other Lien, restrict the transferability of any of the Securities Collateral or otherwise impair or conflict with Pledgor's obligations or the rights of the Collateral Agent hereunder.

          (c) Chief Executive Office; Records. The chief executive office or principal place of business of Pledgor is located at the address indicated next to its name on Annex B hereto. Pledgor shall not establish a new location for its chief executive office or principal place of business, other than those listed on Annex B or change its name, identity or structure until (i) it shall have given the Collateral Agent not less than 15 days' prior written notice of its intention so to do, clearly describing such new location or name and providing such other information in connection therewith as the Collateral Agent may reasonably request, and
     (ii) with respect to such new location or


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                                      -7-


     name, Pledgor shall have taken all action reasonably satisfactory to the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Securities Collateral intended to be granted hereby.

          (d) Due Authorization and Issuance. All of the Pledged Shares have been, and to the extent hereafter issued will be upon such issuance, duly authorized, validly issued and fully paid and nonassessable.

          (e) No Violations, etc. The pledge of the Pledged Securities pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board.

          (f) No Options, Warrants, etc. Other than as provided in the Stockholders Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character to which Pledgor is a party or by which it is bound obligating Pledgor to issue, deliver or sell or cause to be issued, delivered or sold, additional Pledged Securities or obligating Pledgor to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Other than as provided in the Stockholders Agreement, there are no voting trusts or other agreements or understandings to which Pledgor is a party with respect to the transfer, voting or exercise of any other right of the equity interests of any issuer of the Pledged Securities.

          (g) Authorization, Enforceability. Pledgor has the requisite organizational power, authority and legal right to pledge and grant a security interest in all the Securities Collateral pledged by it pursuant to this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws relating to or limiting rights and remedies of creditors generally, by (ii) the effect of the application of general equitable principles (whether applied in a proceeding at law or in equity), and the discretion of the court where such proceeding is brought or (iii) the effect of the application of due process and public policy considerations and the availability of certain equitable remedies may be limited by equitable principles of general applicability.

          (h) No Conflicts, Consents, etc. Neither the execution and delivery of this Agreement by Pledgor nor the consummation of the transactions herein contemplated nor the fulfillment of the terms hereof (i) violates the certificate of incorporation or by-laws of Pledgor or the issuer of the Pledged Securities, (ii) violates the terms of any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Pledgor is a party, or by which it may be bound or to which any of


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     its properties or assets may be subject, which violation or conflict would have a material adverse effect on the value of the Securities Collateral taken as a whole or an adverse effect on the Lien and security interests granted hereunder (a "Material Adverse Effect"), (iii) violates any law, order, rule or regulation applicable to Pledgor of any Governmental Authority having jurisdiction over Pledgor or its property, which conflict would have a Material Adverse Effect, or (iv) results in or requires the creation or imposition of any Lien (other than the Lien created hereby) upon or with respect to any of Securities Collateral now owned or hereafter acquired by Pledgor. No consent of any party (including, without limitation, equityholders or creditors of Pledgor) and no consent, authorization, approval, license or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for (x) the pledge by Pledgor of the Securities Collateral pledged by it pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, (y) the exercise by the Collateral Agent of the rights provided for in this Agreement or (z) the exercise by the Collateral Agent of the remedies in respect of the Securities Collateral pursuant to this Agreement, other than such consents as have been obtained and the filing of financing statements with filing offices listed in Annex A hereto. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any approvals or consents of any Governmental Authority or any other Person therefor, then, upon the reasonable request of the Collateral Agent, Pledgor agrees to use its commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals for the exercise of any such remedies, rights and powers.

          (i) Securities Collateral. All information set forth herein by Pledgor, including the schedules and annexes attached hereto, and all information contained in any documents, schedules and lists heretofore delivered by Pledgor to any Secured Party in connection with this Agreement, in each case, relating to the Securities Collateral, is accurate and complete in all material respects.

          Section 7. Concerning Securities Collateral.

     (a) Pledge of Additional Securities. Pledgor shall, upon obtaining any Pledged Securities of the Company, accept the same in trust for the benefit of the Collateral Agent and promptly (and in any event within five Business Days) deliver to the Collateral Agent a pledge amendment, duly executed by Pledgor, in substantially the form of Exhibit 2 hereto (each, a "Pledge Amendment"), and the certificates and other documents required under subsections 5(a) and 5(b) in respect of the additional Pledged Securities which are to be pledged pursuant to this Agreement, confirming the attachment of the Lien hereby created on and in respect of such additional property. Pledgor hereby authorizes the Collateral Agent to


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                                      -9-


attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Securities Collateral.

     (b) Voting Rights; Distributions; etc.

     (i) So long as no Event of Default shall have occurred and be continuing:

               (A) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes of this Agreement, the Shareholders Agreement or the Indenture and; provided, however, that Pledgor shall not in any event exercise such rights in any manner which is likely to have a Material Adverse Effect.

               (B) Subject to the terms of the Indenture and the Stockholders Agreement, Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Agreement, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Indenture and the Stockholders Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be delivered to the Collateral Agent to hold as Securities Collateral as provided in
          Section 7(a) and shall, if received by Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of Pledgor and be forthwith delivered to the Collateral Agent as Securities Collateral in the same form as so received (with any necessary endorsement).

               (C) The Collateral Agent shall be deemed without further action or formality to have granted to Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of Pledgor and at the sole cost and expense of Pledgor, from time to time execute and deliver (or cause to be executed and delivered) to Pledgor all such instruments as Pledgor may reasonably request in order to permit Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(b)(i)(A) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 7(b)(i)(B) hereof.

          (ii) Upon the occurrence and during the continuance of any Event of
     Default:


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               (A) All rights of Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 7(b)(i)(A) hereof upon the giving of notice by the Collateral Agent shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.

               (B) All rights of Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 7(b)(i)(B) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Securities Collateral such Distributions.

          (iii) Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may reasonably request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 7(b)(ii)(A) hereof and to receive all Distributions which it may be entitled to receive under Section 7(b)(ii)(B) hereof.

          (iv) All Distributions which are received by Pledgor contrary to the provisions of Section 7(b)(ii)(B) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of Pledgor and shall immediately be paid over to the Collateral Agent as Securities Collateral in the same form as so received (with any necessary endorsement).

     (c) No New Securities. Pledgor shall cause the Company not to issue any stock or other securities or equity interests in addition to or in substitution for the Pledged Securities issued by the Company, except to Pledgor.

     (d) Defaults, etc. Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which Pledgor is a party relating to the Pledged Securities, and Pledgor is not in violation of any other material provisions of any such agreement to which Pledgor is a party. No Pledged Securities pledged by Pledgor are subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against Pledgor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings which represent any Pledged Securities of Pledgor (other than certificates representing the Pledged Securities delivered to the Collateral Agent pursuant hereto).

     Section 8. Transfers and Other Liens. Pledgor shall not (a) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Securities Collateral


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                                      -11-


pledged by it hereunder except as permitted by the Indenture, the Stockholders Agreement or this Agreement, (b) create or permit to exist any Lien upon or with respect to any of the Securities Collateral pledged by it hereunder other than the Lien and security interest granted to the Collateral Agent under this Agreement or (c) permit any issuer of the Pledged Securities to merge, consolidate or change its legal form, unless all of the outstanding equity interests of the surviving or resulting entity are, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent entity that was merged into or consolidated with such issuer, unless such cash, securities or other property is deposited in the Collateral Account (as defined in the Indenture) or otherwise pledged to the Collateral Agent and such Pledgor has otherwise complied with all applicable provisions of the Indenture.

     Section 9. Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Securities Collateral in its possession if such Securities Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Securities Collateral.

     Section 10. Exercise of Remedies upon Default; Obtaining the Securities Collateral upon Event of Default.

     (a) Notices. If the Trustee, on behalf of the Note Holders, has notice of an Event of Default under the Indenture, the Trustee shall promptly give notice in writing to the Collateral Agent and to the Warrant Holders. If any Warrant Holder has notice of a breach of Section 4.3(a) of the Stockholders Agreement, such Warrant Holder shall promptly give notice in writing to the Collateral Agent and the Trustee. Absent notice given in accordance with the foregoing provision, the Collateral Agent shall not be deemed to have knowledge of any such Event of Default. The Collateral Agent, upon receipt of any written notice from the Trustee or the Warrant Holders provided to it under this subsection, shall immediately provide a copy thereof to the other parties hereto.

     The Collateral Agent shall give notice to each other party hereto of any legal action or proceeding of which it has been notified in writing naming the Collateral Agent as party relating to this Agreement, the Securities Collateral or the Collateral Agent's duties hereunder.


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                                      -12-


     (b) Remedies; Disposition.

     (i) Upon the occurrence and during the continuance of any Event of Default, then and in every such case, the Collateral Agent may (A) retain and apply the Distributions to the Secured Obligations as provided in Section 11 hereof and
(B) exercise any and all rights as beneficial and legal owner of the Securities Collateral including, without limitation, perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Securities Collateral.

     Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time exercise in respect of the Securities Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified below, sell, assign or grant a license to use the Securities Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Securities Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Securities Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Securities Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Securities Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Securities Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Securities Collateral to more than one offeree.

     (ii) Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days' notice to Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

     (c) Waiver of Notices and Claims.

     Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent's taking possession or the Collateral Agent's disposition of any of the Securities Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder, and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Section 10(c) in the absence of gross negligence or willful misconduct. Except to the extent not permitted by law, any sale of, or the grant of options to purchase, or any other realization upon, any Securities Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Securities Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.

     (d) Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

     (e) Notwithstanding the foregoing, Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the request of the Collateral Agent, for the benefit of the Collateral Agent, cause any registration, qualification under or compliance with any federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of Pledgor. Pledgor will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral, including, without limitation, registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements. Pledgor shall cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading. For purposes of clarification, the parties hereto agree that this Section 10(e) shall not require Pledgor to register securities of any subsidiary of the Company.

     (f) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral, upon written request, Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may reasonably request in order to determine the number of securities included in the Securities Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

     Section 11. Application of Proceeds. The proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Securities Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured creditor as provided in
Section 10 hereof shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, promptly by the Collateral Agent as follows:

          First, to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, together with interest on each such amount at the highest rate then in effect under the Indenture from and after the date such amount is due, owing or unpaid until paid in full;

          Second, without duplication of amounts applied pursuant to clause First above, to the indefeasible payment in full in cash, pro rata, of (i) interest, principal and other amounts constituting Secured Obligations under or in respect of the Indenture and the Notes in accordance with the terms of the Indenture and (ii) the amounts constituting Secured Obligations under or in respect of Section 4.3(a) of the Stockholder's Agreement owing to the Warrant Holders in accordance with the terms of the Stockholders Agreement; and

     Third, the balance, if any, to the Person lawfully entitled thereto (including Pledgor or their respective successors or assigns).

     In the event that any such proceeds are insufficient to pay in full the items described in clauses First and Second of this Section 11, Pledgor shall remain liable for any deficiency.

     Section 12. Concerning Collateral Agent

     (a) Nature of Duties of Collateral Agent. The Collateral Agent shall be responsible for taking only such actions as are expressly set forth herein or in any written instructions received from any Secured Party (subject to Sections 10 and 19 hereof) pursuant to the terms hereof (and the Collateral Agent shall be entitled to presume that any such instructions are given in compliance with the provisions hereof) and no implied duties or obligations shall be read into this Agreement or any such instructions. Neither the Collateral Agent nor any of its officers, directors, employees, agents or affiliates shall be liable for any claims, losses, damages, penalties, actions, judgments, suits, liabilities, obligations, costs or expenses of any kind or nature whatsoever resulting from any action the Collateral Agent takes or omits to take under this Agreement or in connection herewith, unless caused by its or their gross negligence, bad faith or willful misconduct. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

     (b) Compensation and Expenses. Pledgor agrees to pay, without duplication, to the Collateral Agent, from time to time upon demand, reasonable compensation for its acceptance of this Agreement and services rendered by it hereunder and all reasonable disbursements, advances and expenses of the Collateral Agent in addition to the compensation for its services (including, without limitation, the reasonable expenses, fees and disbursements of counsel, agents and experts of the Collateral Agent upon presentation of a statement describing their services) incurred by the Collateral Agent or arising in connection with (i) the preparation, execution, delivery, administration, modification, amendment or termination of this Agreement or the enforcement of any of the provisions hereof, (ii) the custody or preservation and protection of, or the sale of, collection from, or other realization upon, any of the Securities Collateral pursuant to this Agreement,
(iii) the preservation, protection, defense, exercise or enforcement of any of the rights of the Collateral Agent under this Agreement and in and to the Securities Collateral or (iv) the failure by a Pledgor to perform or observe any of the provisions of this Agreement.

     (c) Stamp and Other Taxes. Pledgor hereby agrees to pay or to indemnify the Collateral Agent for, and hold each of them harmless against, any present or future claim for liability for any stamp, transfer or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement or any Securities Collateral.

     (d) Filing Fees; Excise Taxes, etc. Pledgor hereby agrees to pay or to reimburse the Collateral Agent for any and all amounts in respect of all search, filing, recording and registration fees, taxes (including, without limitation, any franchise taxes imposed upon the Collateral Agent in any jurisdiction), excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of this Agreement.

     (e) Indemnification. Pledgor agrees to indemnify, pay and hold harmless the Collateral Agent and each of the other Secured Parties and the officers, directors, employees, agents and affiliates of the Collateral Agent and each of the other Secured Parties (collectively, the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), reasonable expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or any other Collateral Document (including, without limitation, any misrepresentation by Pledgor in this Agreement, the Indenture or any other Collateral Document) (the "indemnified liabilities"); provided, however, that Pledgor shall not have any obligation to an Indemnitee hereunder with respect to indemnified liabilities if it has been determined by a final decision (after all appeals and the expiration of time to appeal) of a court of competent jurisdiction that such indemnified liability arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them to the extent such right of contribution is not in violation of any law or public policy. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Securities Collateral.

     (f) Survival of Obligations. All obligations set forth in this Section 12 shall survive the execution, delivery and termination of this Agreement and the payment of all Secured Obligations.

     Section 13. Collateral Agent's Dealings with Pledgor. The Collateral Agent may accept deposits from, lend money to, or generally engage in any kind of banking, trust or other business with Pledgor or any of its Affiliates, in each case as if it were not the Collateral Agent hereunder.

     Section 14. Resignation by or Removal of the Collateral Agent.

     (a) Resignation, Removal. The Collateral Agent may resign in writing from the performance of all its functions and duties hereunder by so notifying the Pledgor. A majority of the Warrant Holders may, at any time, remove the Collateral Agent by prior written notice to the Collateral Agent, the Trustee and Pledgor. Notwithstanding the giving of any notice provided for in this
Section 14(a), such resignation or removal shall take effect upon the acceptance of appointment of a successor Collateral Agent pursuant to clauses (b) or (c) below or as otherwise provided below.

     (b) Appointment of Successor. Upon any such notice of resignation or removal, Pledgor shall appoint a successor Collateral Agent hereunder, which shall be an Acceptable Bank. Within one year after the successor Collateral Agent takes office, a majority of the Warrant Holders or Trustee (acting at the direction of a majority in principal amount of the then outstanding Notes) may appoint a successor Collateral Agent to replace the successor Collateral Agent appointed by Pledgor. If no successor Collateral Agent takes office within 60 days after the retiring Collateral Agent resigns or is removed, the retiring Collateral Agent, Pledgor or the Warrant Holders of at least 10% of Warrants or the Trustee (acting at the direction of the Note Holders of at least 10% in principal amount of the then outstanding Notes) may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent. If the Collateral Agent, after written request by any Warrant Holder who has been a Warrant Holder for at least six months, fails (a) to comply with Sections 310(a)(1), (2) and (5) and Section 310(b) of the Trust Indenture Act of 1939 as amended, and (b) to have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, such Warrant Holder may petition any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent.

     "Acceptable Bank" means an entity organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust powers, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

     (c) Effectiveness of Resignation or Removal. A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent, to Pledgor and to the Trustee and the Warrant Holders. Immediately thereafter, the retiring Collateral Agent shall transfer all property held by it as Collateral Agent to the successor Collateral Agent, and shall execute and deliver to the successor Collateral Agent such documents as are necessary to perfect or maintain the security interests, including any documents necessary to assign or transfer all interests of the retiring Collateral Agent in the Securities Collateral to the successor Collateral Agent, in the form or forms adequate for proper filing or recording in such offices and such jurisdictions as are necessary to put the successor Collateral Agent in the same position as was the retiring Collateral Agent with respect to the Securities Collateral. All expenses incurred in connection with the resignation or removal of any Collateral Agent shall be borne by Pledgor. Thereafter, the resignation or removal of the retiring Collateral Agent shall become effective and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Agreement and the resigning or removed Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. Any successor Collateral Agent shall give or cause to be given notice of its succession to the Trustee and the Warrant Holders as of the date of such succession.

     (d) Consolidation, Merger, etc. If the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another entity, the resulting, surviving or transferee entity without any further act shall, if such resulting, surviving or transferee entity is an Acceptable Bank, be the successor Collateral Agent. The transferring, merging or converting Collateral Agent shall have all documents necessary to perfect or maintain the security interests, including any documents necessary to assign or transfer all interests of the transferring, merging or converting Collateral Agent in the Securities Collateral, executed and delivered to it in the form or forms adequate for proper filing or recording in such offices and such jurisdictions as are necessary to put the successor Collateral Agent in the same position as the transferring, merging or converting Collateral Agent with respect to the Securities Collateral.

     (e) Compensation and Indemnification Continuing. Any Acceptable Bank acting as Collateral Agent shall continue to be entitled to receive compensation and indemnification as provided in Section 12 hereof so long as such Acceptable Bank acts as Collateral Agent hereunder.

     Section 15. No Waiver; Cumulative Remedies. (a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

     (b) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, Pledgor, the Collateral Agent and each Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Securities Collateral, and all rights, remedies and powers of the Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

     Section 16. The Collateral Agent May Perform; the Collateral Agent Appointed Attorney-in-Fact. If Pledgor shall fail in any material respect to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of Pledgor contained herein shall be breached such that the effect of such failure or breach would have a Material Adverse Effect, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by the Collateral Agent shall be paid by Pledgor promptly upon demand therefor, with interest at the highest rate then in effect under the Indenture during the period from and including the date on which such funds were so expended to the date of repayment. Pledgor's obligations under this Section 16 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement, the Indenture and the Stockholders Agreement. Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise, from time to time in the Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms of this Agreement, the Indenture and the Stockholders Agreement which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement.

Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

     Section 17. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Indenture and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, the Indenture or the Stockholders Agreement, no notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

     Section 18. Termination; Release. When all the Secured Obligations have been paid in full this Agreement shall terminate. Upon termination of this Agreement or any release of Securities Collateral in accordance with the provisions of the Indenture or the Stockholders Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of Pledgor, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by the Collateral Agent, such of the Securities Collateral to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Securities Collateral, proper documents and instruments (including UCC-3 termination statements) acknowledging the termination of this Agreement or the release of such Securities Collateral, as the case may be.

     Section 19. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i)      If to the Collateral Agent:

                           The Chase Manhattan Bank
                           450 West 33rd Street
                           New York, New York  10001
                           Telecopier No.:  (212) 946-8161 or 8162
                           Attention:  Kathleen Perry

                    (ii) If to Pledgor:

                           c/o American Tissue Inc.
                           135 Engineers Road
                           Hauppauge, New York  11788
                           Telecopier No.:  (516) 435-8980
                           Attention:  President and Chief Executive Officer

                           with a copy to:

                           Mandel & Resnik P.C.
                           220 East 42nd Street
                           New York, New York  10017
                           Telecopier No.:  (212) 573-0067
                           Attention:  Nicholas J. Kaiser, Esq.

                    (iii) If to the Trustee:

                           The Chase Manhattan Bank
                           450 West 33rd Street
                           New York, New York  10001
                           Telecopier No.:  (212) 946-8161 or 8162
                           Attention:  Kathleen Perry

                    (iv) If to the Warrant Holders, to the respective addresses set forth on Schedule II, in each case,

                           With a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York  10005
                           Telecopier No.:  (212) 269-5420
                           Attention:  John Schuster, Esq.

Upon any change in ownership of the Warrants, the new Warrant Holder must notify the Collateral Agent and the Trustee of its address and telecopy number.

     Notice may be provided in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 19; provided that notices to the Collateral Agent shall not be effective until received by the Collateral Agent.

     Section 20. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Securities Collateral and shall (i) be binding upon Pledgor, its respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Indenture and the Stockholders Agreement.

     Section 21. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCLUDING (TO THE GREATEST EXTENT PERMITTED BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR SECURITIES COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     Section 22. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR OR THE COLLATERAL AGENT WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS OF ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF PLEDGOR AND THE COLLATERAL AGENT ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. PLEDGOR AND THE COLLATERAL AGENT AGREE THAT SERVICE OF PROCESS IN ANY PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO PLEDGOR AND THE COLLATERAL AGENT AT ITS ADDRESS SET FORTH HEREIN

OR AT SUCH OTHER ADDRESS OF WHICH THE COLLATERAL AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. IF ANY AGENT APPOINTED BY ANY PLEDGOR OR THE COLLATERAL AGENT REFUSES TO ACCEPT SERVICE, SUCH PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT OR PLEDGOR TO BRING PROCEEDINGS AGAINST PLEDGOR OR THE COLLATERAL AGENT IN THE COURTS OF ANY OTHER JURISDICTION. PLEDGOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 23. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 24. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

     Section 25. Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     Section 26. Obligations Absolute. All obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

          (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor;

          (ii) any lack of validity or enforceability of the Indenture, the Stockholders Agreement or any other agreement or instrument relating thereto;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or any other agreement or instrument relating thereto;

          (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

          (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect of this Agreement, the Indenture or the Stockholders Agreement except as specifically set forth in a waiver granted pursuant to the provisions of Section 19 hereof; or

          (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Pledgor.

     IN WITNESS WHEREOF, Pledgor, the Collateral Agent, the Trustee and the Warrant Holders have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                        MIDDLE AMERICAN TISSUE INC.,
                                          as Pledgor

                                              /s/ Nourollah Elghanayan
                                        By :  ----------------------------
                                              Name: Nourollah Elghanayan
                                              Title: Chairman of the Board


                                        By:   /s/ Mehdi Gabayzadeh
                                              ----------------------------
                                              Name: Mehdi Gabayzadeh
                                              Title: President


                                        THE CHASE MANHATTAN BANK,
                                          as Collateral Agent


                                        By:
                                              ----------------------------
                                              Name:
                                              Title:

                                        By:
                                              ----------------------------
                                              Name:
                                              Title:


                                        THE CHASE MANHATTAN BANK,
                                          as Trustee


                                        By:
                                              ----------------------------
                                              Name:
                                              Title:

     IN WITNESS WHEREOF, Pledgor, the Collateral Agent, the Trustee and the Warrant Holders have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

                                        MIDDLE AMERICAN TISSUE INC.,
                                          as Pledgor


                                        By :  ----------------------------
                                              Name:
                                              Title:


                                        THE CHASE MANHATTAN BANK,
                                          as Collateral Agent

                                              /s/ Kathleen Perry
                                        By:   ----------------------------
                                              Name: Kathleen Perry
                                              Title: Vice President

                                              /s/ Sheik Wiltshire
                                        By:   ----------------------------
                                              Name: Sheik Wiltshire
                                              Title: Second Vice President


                                        THE CHASE MANHATTAN BANK,
                                          as Trustee

                                              /s/ Kathleen Perry
                                        By:   ----------------------------
                                              Name: Kathleen Perry
                                              Title: Vice President

                                        Warrant Holders:


                                        DLJMB Funding II, Inc.


                                        By:   DLJMB Funding, Inc.

                                        By:   /s/ Andrew Rush
                                              ----------------------------
                                              Name:
                                              Title:

                                        DLJ Merchant Banking Partners II, L.P.


                                        By:   DLJ Merchant Banking II, Inc.
                                              Managing General Partner

                                        By:   /s/ Andrew Rush
                                              ----------------------------
                                              Name:
                                              Title:

                                        DLJ Merchant Banking Partners II-A, L.P.


                                        By:   DLJ Merchant Banking II, Inc.
                                              Managing General Partner

                                        By:   /s/ Andrew Rush
                                              ----------------------------
                                              Name:
                                              Title:


                                              DLJ FIRST ESC L.P.
                                        By:   DLJ LBO PLANS MANAGEMENT
                                              CORPORATION
                                              General Partner

                                        By:   /s/ Andrew Rush
                                              ----------------------------
                                              Name:
                                              Title:

                                        DLJ OFFSHORE PARTNERS II, C.V.

                                        By:   DLJ MERCHANT BANKING II, INC.
                                              Managing General Partner

                                        By:   /s/ Andrew Rush
                                              ----------------------------
                                              Name:
                                              Title:


                                        DLJ EAB PARTNERS, L.P.

                                        By:   DLJ LBO PLANS MANAGEMENT
                                              CORPORATION
                                              General Partner

                                        By:   /s/ Andrew Rush
                                              ----------------------------
                                              Name:
                                              Title:


                                        DLJ ESC II L.P.

                                        By:   DLJ LBO PLANS MANAGEMENT
                                              CORPORATION
                                              General Partner

                                        By:   /s/ Andrew Rush
                                              ----------------------------
                                              Name:
                                              Title:


                                        DLJ DIVERSIFIED PARTNERS, L.P.

                                        By:   DLJ DIVERSIFIED PARTNERS, INC.
                                              Managing General Partner

                                        By:   /s/ Andrew Rush
                                              ----------------------------
                                              Name:
                                              Title:

                                        DLJ DIVERSIFIED PARTNERS-A, L.P.


                                        By:   DLJ DIVERSIFIED PARTNERS, INC.
                                              Managing General Partner


                                        By:   /s/ Andrew Rush
                                              ----------------------------
                                              Name:
                                              Title:


                                        DLJ MILLENNIUM PARTNERS, L.P.

                                        By:   DLJ MERCHANT BANKING II, INC.
                                              Managing General Partner



                                        By:   /s/ Andrew Rush
                                              ----------------------------
                                              Name:
                                              Title:




                                        DLJ MILLENNIUM PARTNERS-A, L.P.


                                        By:   DLJ MERCHANT BANKING II, INC.
                                              Managing General Partner


                                        By:   /s/ Andrew Rush
                                              ----------------------------
                                              Name:
                                              Title:

                                   SCHEDULE I


                                 Pledged Shares


Pledgor:  Middle American Tissue Inc.




                                                                                        PERCENTAGE OF
                                                                                        ALL ISSUED
                                                                                        CAPITAL OR
                                                                           NUMBER       OTHER EQUITY
                                      CLASS           CERTIFICATE            OF         INTERESTS OF
ISSUER                               OF STOCK             NO(S).           SHARES       ISSUER
------                               --------         -----------          ------       -------------
American Tissue Inc.                  Common               1                200             100%